April 25, 2003





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                           Re:  Prudential California Municipal Fund
                                File No.:  811-4024


Ladies and Gentleman:

         Please find enclosed the following items: (1) the Semi-Annual Report on Form N-SAR for the Fund for the six-month year period ended February 28, 2003, (2) certifications of the Fund?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                                         Very truly yours,


                                                       	/s/Deborah A. Docs
                                                           Deborah A. Docs
                                                            Secretary



DAD/sd
Enclosures




         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of April, 2003.




	Prudential California Municipal Fund






Witness: /s/Deborah A. Docs			By: /s/Grace C. Torres
            Deborah A. Docs			 Grace C. Torres
            Secretary				 Treasurer and Principal
                                                 Financial and Accounting
                                                        Officer

























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